EXHIBIT 3.6




                                    DELAWARE
                                                  PAGE 1

                                 THE FIRST STATE



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LIGAND PHARMACEUTICALS INCORPORATED", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 2004, AT 9:43 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.














                                       /S/ HARRIET SMITH WINDSOR
                                       -------------------------------
                       [SEAL]          Harriet Smith Windsor, Secretary of State

2138989    8100                        AUTHENTICATION:   3211778

040489494                                        DATE:   07-02-04

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                   DELIVERED 11:30 PM 07/01/2004
                                                       FILED 09:43 PM 07/01/2004
                                                    SRV 040489494 - 2138989 FILE



                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       LIGAND PHARMACEUTICALS INCORPORATED
                             A DELAWARE CORPORATION


          Ligand Pharmaceuticals Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED, that Paragraph (A) of ARTICLE IV of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

                    (A) CLASSES OF STOCK. This corporation is authorized to
               issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which this corporation shall have authority to issue is two hundred five million (205,000,000) of which two hundred million (200,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Common Stock and five million (5,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the shares of stock of this corporation entitled to vote in the election of directors.

          SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by vote of the outstanding shares in accordance with
Section 222 of the Delaware General Corporation Law.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed as of this 30 day of June 2004.



                                             LIGAND PHARMACEUTICALS INCORPORATED




                                             By:  /S/ WARNER R. BROADDUS
                                             ----------------------------
                                             Warner R. Broaddus, Secretary